UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 2, 2016

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Two Additional Independent Directors

On November 2, 2016, the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”) increased its size from 12 to 14 members and appointed John P. Byrnes and Peter M. Wilver as independent members of the Board. Mr. Byrnes was appointed to the Board’s Audit Committee and its Nominating and Corporate Governance Committee, and Mr. Wilver was appointed to the Board’s Audit Committee and its Human Resources Committee.

Mr. Byrnes and Mr. Wilver will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed with the SEC on March 31, 2016. Except for the agreements described below, there were no other arrangements or understandings pursuant to which either of Mr. Wilver or Mr. Byrnes was appointed to the Board, and neither Mr. Wilver nor Mr. Byrnes is a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933.

A copy of the Company’s press release announcing the appointments of Mr. Byrnes and Mr. Wilver is filed as Exhibit 99.1 to this Form 8-K.

Amendment of Support Agreement

On November 2, 2016, in connection with the appointment of Mr. Byrnes and Mr. Wilver, the Company entered into a Letter Agreement (the “Letter Agreement”) with Glenview Capital Management, LLC, Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd. and Glenview Capital Opportunity Fund (collectively, “Glenview”). The Letter Agreement amends and supplements the Support Agreement, dated as of January 18, 2016, between the Company and Glenview (the “Support Agreement”). The Letter Agreement confirms that, upon the appointment of Mr. Byrnes and Mr. Wilver to the Board, the Company satisfied its obligations pursuant to Section 1(j) of the Support Agreement and Glenview no longer has any rights to propose individuals for nomination to the Board pursuant to Section 1(j) of the Support Agreement. Subject to Glenview’s compliance with certain standstill and voting obligations described in the Support Agreement, and in accordance with the previously disclosed terms of the Support Agreement, (i) Mr. Byrnes and Mr. Wilver will be included together with Matthew Ripperger and Randy Simpson in the Company’s slate of director nominees for election at the 2017 annual meeting of shareholders, and (ii) the size of the Board will be reduced from 14 to 12 members from and after such meeting.

The description of the Letter Agreement contained herein is qualified in its entirety by reference to the full text of that agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description

10.1	Letter Agreement, dated November 2, 2016, by and among Tenet Healthcare Corporation, Glenview Capital Management, LLC, Glenview Capital Management, LLC, Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd. and Glenview Capital Opportunity Fund, L.P.

99.1	Press Release issued on November 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: November 4, 2016

	By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated November 2, 2016, by and among Tenet Healthcare Corporation, Glenview Capital Management, LLC, Glenview Capital Management, LLC, Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd. and Glenview Capital Opportunity Fund, L.P.

99.1	Press Release issued on November 4, 2016.